Exhibit 99.1

Biofrontera Inc. Announces Record Preliminary Fourth Quarter 2025 Revenues between $17.0 Million and $17.5 Million, Representing Approximately 35% Year-Over-Year Growth

●	Fourth quarter results represent highest quarterly revenue in Company’s history

●	Q4 year-over-year growth of 35% to 39% driven by sales execution of Ameluz®

●	Full year 2025 revenues also expected to show double-digit growth of 11% to 13%

WOBURN, Mass. (January 13, 2026) – Biofrontera Inc. (Nasdaq: BFRI) (“Biofrontera” or the “Company”), a leader in photodynamic therapy (PDT) development and commercialization, today announced preliminary unaudited revenue results for the fourth quarter ended December 31, 2025. Fourth quarter revenues are expected to be between $17.0 million and $17.5 million, representing the highest quarterly revenue in the Company’s history.

For the full year 2025, revenues are expected to be in the range of $41.5 million to $42.0 million, reflecting year-over-year growth of approximately 11% to 13%. The Company expects to report complete fourth quarter and full year 2025 financial results in March 2026.

Hermann Luebbert, Chief Executive Officer and Chairman of Biofrontera, commented “We are very pleased with our fourth quarter performance which was driven by strong execution across the business, continued growth of Ameluz® PDT and the pricing adjustment introduced in December. Customer adoption and engagement remained strong throughout the quarter, supporting record quarterly revenue performance, validating our strategic approach and setting us up for even stronger momentum throughout 2026.

Just as exciting, our recent transformational transaction with Biofrontera AG meaningfully improves our gross margin profile and further strengthens our financial foundation. We’ve never been more energized about the year ahead, and we’re confident that our innovative products, operational excellence, and unwavering commitment to customers will drive continued, sustainable growth.”

Results for the quarter and year ended December 31, 2025, have not been finalized and are subject to our financial statement closing procedures. As such, the preliminary unaudited figures described in this press release are subject to change, and actual results may differ. Biofrontera expects to report final, complete fourth quarter and full year financial results for 2025 in March 2026. Details concerning that announcement and conference call will be provided in the coming weeks.

Biofrontera management will present at the Lytham Partners Healthcare Investor Summit on January 15, 2026.

About Biofrontera Inc.

Biofrontera is a U.S.-based biopharmaceutical company specializing in the treatment of dermatological conditions with a focus on PDT. The Company commercializes the drug-device combination Ameluz® with the RhodoLED® lamp series for PDT of Actinic Keratosis, pre-cancerous skin lesions which may progress to invasive skin cancers1. The Company performs clinical trials to extend the use of the products to treat non-melanoma skin cancers and moderate to severe acne. For more information, visit www.biofrontera-us.com and follow Biofrontera on LinkedIn and X.

1 https://www.skincancer.org/skin-cancer-information/actinic-keratosis/

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended. These statements include, but are not limited to, statements relating to Biofrontera’s preliminary financial results, revenue growth, commercial opportunities and the commercial success of its products, and other statements that are not historical facts. The words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “target”, “goal”, “assume”, “would”, “could” or similar words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events. Nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of earlier clinical trials or trials of Ameluz ® in combination with BF-RhodoLED and/or RhodoLED XL in different disease indications or product applications will be indicative of the results of ongoing or future trials; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; the impact of any extraordinary external events; the Company’s ability to achieve and sustain profitability; whether the current global disruptions in supply chains will impact the Company’s ability to obtain and distribute its products; changes in the practices of healthcare providers, including any changes to the coverage, reimbursement and pricing for procedures using the Company’s products; whether the market opportunity for Ameluz ® in combination with BF- RhodoLED and/or RhodoLED XL is consistent with the Company’s expectations; the Company’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing; and other factors that may be disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), which can be obtained on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Investor Relations

Lytham Partners

Ben Shamsian

shamsian@lythampartners.com

646-829-9701